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                                                                     EXHIBIT 5.2

                     [Kirkpatrick & Lockhart LLP Letterhead]

November 16, 2001


MRV Communications, Inc.
20415 Nordhoff Street
Chatsworth, CA 91311

Re: Post-Effective Amendments to Registration Statement on Form S-4 of MRV Communications, Inc. relating to short-form merger of Luminent, Inc.

Dear Sirs:

We have examined the Post-Effective Amendment No. 1 and Post Effective Amendment No. 2 to the Registration Statement on Form S-4 filed and to be filed with the Securities and Exchange Commission (the "Commission") in connection with the takedown of shares of common stock, $0.0017 par value (the "Common Stock"), of MRV Communications, Inc. (the "Company") in connection with the proposed short-form merger (the "Merger") of Luminent, Inc. ("Luminent") with and into MRV Merger Sub Corp, a wholly-owned subsidiary of the Company ("Sub"), from that certain shelf Registration Statement on Form S-4 (SEC file No. 333-44536) of the Company which the Commission declared effective on September 6, 2000 (such registration statement, Post-Effective Amendment Nos. 1 and 2 thereto, such additional post-effective amendments, and any final prospectus and amendment or supplement thereto as may hereafter be filed by the Company with the Commission relating to the Merger, being hereinafter referred to as the "Registration Statement"). Such takedown relates to:

       - Up to 5,160,000 shares of Common Stock of the Company to be issued by the Company upon the effective date of, and in connection with, the Merger in exchange for the outstanding shares of common stock of Luminent (other than (i) shares of Luminent currently owned by the Company, which following their transfer by the Company to Sub immediately prior to the effective date of the Merger, will be cancelled, and (ii) shares held by stockholders of Luminent who perfect their statutory appraisal rights under Delaware law) (the "Shares"); and

       - Up to 5,286,970 shares of Common Stock of the Company to be issued in connection with the Merger upon exercise of options to purchase 12,295,275 shares of Luminent common stock, which options are being assumed by the Company in the Merger (the "Merger Option Shares").

We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original

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MRV Communications, Inc.
November 16, 2001
Page 2



and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.

On the basis of the foregoing, it is our opinion that

       (1) upon the issuance of the Shares in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable shares of the Common Stock of the Company; and

       (2) upon the issuance of the Merger Option Shares, pursuant to the exercise of Luminent options assumed in the Merger or a Company stock option that is substituted therefor and adjusts the number of shares purchasable upon exercise of the Luminent stock option and the exercise price therefor in the manner described in the Registration Statement, and when the purchase price therefor has been paid, will be validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than the Delaware General Corporate Law. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We consent to the use of our name under the caption "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term expert as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


Sincerely,


/s/ Kirkpatrick & Lockhart LLP


KIRKPATRICK & LOCKHART LLP